UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2017

OXIS INTERNATIONAL, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other Jurisdiction of Incorporation or organization)	000-08092 (Commission File Number)	94-1620407 (IRS Employer I.D. No.)

100 South Ashley Drive
Suite 600
Tampa, FL 33602
Phone: (800) 304-9888
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule l 4a- l 2 under the Exchange Act ( 17 CFR 240. l 4a- l 2)

☐ Pre-commencement communications pursuant to Rule l 4d-2(b) under the Exchange Act (17 CFR 240. l 4d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. l 3e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

The agreements attached hereto as Exhibits 10.1, 10.2, and 10.3 are considered material to the Registrant (hereinafter the "Company").  See Item 3.02 below for a discussion of the agreements.  The discussion is qualified by reference to the complete agreements attached hereto.

ITEM 3.02 Unregistered Sales of Equity Securities.
The Company has issued nine convertible debentures to a total of four separate investors in the total aggregate face amount of $435,276.  Each debenture accrues interest at the rate of 10% per annum.  The debentures are convertible into common shares of the Company at the per share price of the lesser of (i) $0.05 or (ii) the average of the three (3) lowest intra-day trading prices of the Common Stock during the 20 Trading Days immediately prior to the date on which the Notice of Conversion is delivered to the Company.  Each debenture recipient also received warrants for the purchase of common shares of the Company at the exercise price of $0.05 per share.  The number of common shares that can be purchased pursuant to the warrants is equal to the number of common shares into which the corresponding debenture can be converted.  The securities were issued pursuant to the exemption from registration set forth in Section 4(2) of the Securities Act of 1933 since there was no public offering in connection with the issuance of the securities and pursuant to Rule 506(b) of Regulation D.  The debentures and warrants were issued pursuant to the transaction documents in the form attached to this filing as Exhibits 10.1, 10.2 and 10.3.
ITEM 9.01 Exhibits.
Exhibit No.	Exhibit Description
10.1	Securities Purchase Agreement
10.2	10% Senior Convertible Debenture
10.3	Common Stock Purchase Warrant

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oxis International, Inc.

Dated: January 12, 2017	By:	/s/ Steven Weldon
Steven Weldon
Chief Financial Officer

2